Exhibit 10.3

VOTING AND SUPPORT AGREEMENT

by and between

KESTREL GROUP LLC

and

THE SHAREHOLDER SET FORTH ON THE SIGNATURE PAGES HERETO

Dated as of December 29, 2024

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.01	Capitalized Terms	2
Section 1.02	Interpretation	2

ARTICLE II

VOTING AND SUPPORT AGREEMENT

Section 2.01	Agreement to Vote the Subject Shares	3
Section 2.02	Irrevocable Proxy	4

ARTICLE III

COVENANTS

Section 3.01	Subject Shares	5
Section 3.02	No Solicitation by the Shareholder	5
Section 3.03	Shareholder’s Capacity	6
Section 3.04	Waiver of Appraisal Rights	6
Section 3.05	Dissenters Rights	6
Section 3.06	Further Assurances	6

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

Section 4.01	Organization and Authority	6
Section 4.02	Ownership of Parent Shares	7
Section 4.03	No Conflicts	7
Section 4.04	Legal Proceedings	7

ARTICLE V

TERMINATION

Section 5.01	Termination	8

i

ii

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is dated as of December 29, 2024, by and between Kestrel Group LLC, a Delaware limited liability company (the “Company”), and the undersigned (the “Shareholder”), a holder of Parent Shares (as defined below). The Company and the Shareholder are each referred to in this Agreement as a “party” and collectively as the “parties.”

W I T N E S S E T H:

WHEREAS, as of the date hereof, the Shareholder owns the number of common shares, par value $0.01 per share (the “Parent Shares”), of Maiden Holdings, Ltd., a Bermuda exempted company limited by shares (“Parent”), set forth on the Shareholder’s signature page hereto (such Parent Shares, together with any other Parent Shares over which the Shareholder acquires ownership (including (x) pursuant to Section 3.01(b) and Section 3.01(c) and (y) beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used)) during the period from the date hereof through the termination of this Agreement, are collectively referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, all of the equityholders of the Company, Parent, Ranger U.S. Newco LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent (“US NewCo”), Ranger Bermuda Merger Sub Ltd, a Bermuda exempted company limited by shares and a direct wholly owned Subsidiary of US NewCo (“Merger Sub Ltd.”), Ranger Bermuda Topco Ltd, a Bermuda exempted company limited by shares and a direct wholly owned Subsidiary of Parent (“Bermuda NewCo”), and Ranger Merger Sub 2 LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Bermuda NewCo (“Merger Sub LLC”), are entering into a Combination Agreement (the “Combination Agreement”), pursuant to which, among other things, (i) Merger Sub Ltd. will, subject to the terms and conditions set forth in the Combination Agreement and the Statutory Merger Agreement, and pursuant to the Bermuda Companies Act, merge with and into Parent, with Parent surviving such merger (the “First Merger”), and (ii) Merger Sub LLC will, subject to the terms and conditions set forth in the Combination Agreement and pursuant to the DLLCA, merge with and into US NewCo, with US NewCo surviving such merger (the “Second Merger,” and collectively with the First Merger, the “Mergers”), so that immediately following the Mergers, Parent will be a direct wholly owned Subsidiary of US NewCo and an indirect wholly owned Subsidiary of Bermuda NewCo;

WHEREAS, the Parent Shareholders will be required to approve the First Merger, the Combination Agreement and the Statutory Merger Agreement as a condition to the First Merger being consummated; and

WHEREAS, as an inducement to the Company’s willingness to enter into the Combination Agreement, the Company and the Shareholder are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01      Capitalized Terms. For purposes hereof, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Combination Agreement.

Section 1.02      Interpretation.

(a)            As used in this Agreement, references to the following terms have the meanings indicated:

(i)            to the Sections and Articles are to the Section or Article of this Agreement unless otherwise clearly indicated to the contrary;

(ii)            to any Contract (including this Agreement) or “organizational document” are to the Contract or organizational document as amended, modified, supplemented or replaced in accordance with the terms thereof from time to time;

(iii)            to any Law are to such Law as amended, modified, supplemented or replaced from time to time and any rules or regulations promulgated thereunder and to any section of any Law include any successor to such section;

(iv)            to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate;

(v)            to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary; and

(vi)            to the “date of this Agreement,” “the date hereof” and words of similar import refer to December 29, 2024.

(b)            Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. With respect to the determination of any period of time, the words “to” and “until” each means “to but excluding.”

(c)            The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(d)            The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(e)            No summary of this Agreement prepared by or on behalf of either party shall affect the meaning or interpretation of this Agreement.

ARTICLE II

VOTING AND SUPPORT AGREEMENT

Section 2.01      Agreement to Vote the Subject Shares. The Shareholder hereby, irrevocably and unconditionally, agrees that, prior to the Termination Time, at any duly called meeting of the Parent Shareholders (whether annual, special or otherwise), or any adjournment, recess, reconvening or postponement thereof, and in any action by written consent of the Parent Shareholders in lieu of such a meeting, the Shareholder shall, if such a meeting is held, appear at such meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all its Subject Shares:

(a)            in favor of each of the Parent Bye-Law Resolutions (subject, in the case of the Parent Voting Cutback Bye-Law Resolution, to Section 33 of the Parent Bye-Laws);

(b)            in favor of the First Merger Resolution;

(c)            in favor of any proposal to adjourn or postpone the Parent Shareholders Meeting if Parent reasonably believes (after consultation with the Company) there will be insufficient Parent Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Shareholders Meeting or to obtain the Parent Shareholder Approval to the extent permitted or required pursuant to Section 7.04(c) of the Combination Agreement;

(d)            in favor of any proposal that the Parent Board has determined, after consultation with the Company, is designed to facilitate the consummation of the First Merger and the Second Merger;

(e)            against any Takeover Proposal;

(f)            against any action, proposal, transaction, arrangement or agreement involving Parent or any of its Subsidiaries, in each case, that would reasonably be expected to prevent, materially delay or impair the consummation of the First Merger, the Second Merger or the other transactions contemplated by the Combination Agreement on a timely basis, including any amendments to the Parent Organizational Documents (other than as may be provided for in Section 2.01(a) above or otherwise permitted under the Combination Agreement); and

(g)            against any action, proposal, transaction, arrangement or agreement which would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of Parent under the Combination Agreement or the Shareholder under this Agreement.

Section 2.02      Irrevocable Proxy.

(a)            The Shareholder hereby appoints the Company and any designee of the Company, and each of them individually (each an “Authorized Party” and collectively the “Authorized Parties”), until the Termination Time (at which time this proxy and power of attorney shall automatically and immediately be terminated), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to the Subject Shares in accordance with Section 2.01 (the “Proxy”). The Proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder shall take such further action or execute such other instruments as may be necessary or appropriate to effectuate the intent of the Proxy. The Proxy shall be irrevocable until the Termination Time, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Shareholder with respect to the Subject Shares. The power of attorney granted by the Shareholder herein is a durable power of attorney and shall, to the extent applicable, survive the bankruptcy, death or incapacity, of the Shareholder. Notwithstanding anything to the contrary contained in this Section 2.02, in the case of any meeting of the Parent Shareholders (whether annual, special or otherwise) held prior to the Termination Time at which a matter described in Section 2.01 is to be considered, the Shareholder’s grant of the Proxy shall be effective if, and only if, the Shareholder has not delivered to the secretary of Parent at least four (4) business days prior to such meeting a duly executed proxy card previously approved by the Company voting the Shareholder’s Subject Shares in the manner specified in Section 2.01.

(b)            Following the grant of the Proxy pursuant to Section 2.02(a), the vote of an Authorized Party shall control in any conflict between the vote by an Authorized Party of such Subject Shares and any other vote by the Shareholder of its Subject Shares prior to the Termination Time.

(c)            The Shareholder hereby affirms that the Proxy granted pursuant to this Section 2.02 is given by the Shareholder in connection with, and in consideration of, the execution of the Combination Agreement by the Company.

ARTICLE III

COVENANTS

Section 3.01      Subject Shares.

(a)            The Shareholder agrees that, prior to the Termination Time, it shall not, without the Company’s prior written consent, (i) directly or indirectly (A) offer for sale, offer, sell (including short sales), transfer, tender, pledge, encumber, assign, exchange, hypothecate, convey any legal or beneficial ownership interest in or otherwise dispose of (including by gift, by merger or amalgamation (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit- or loss-sharing arrangement) with respect to, or related to, any or all of the Subject Shares or the Shareholder’s voting or economic interest therein or (B) consent to or approve any of the foregoing in this clause (i), or (ii) grant any proxies or powers of attorney with respect to, or deposit into a voting trust or enter into a voting arrangement, whether by proxy, voting agreement or otherwise with respect to, or related to any or all of the Subject Shares or agree, commit or enter into any understanding to enter into any such voting trust, voting arrangement, proxy or voting agreement. Any attempted Transfer of the Subject Shares or any interest therein in violation of this Section 3.01(a) shall be null and void.

(b)            The Shareholder agrees that all Parent Shares that the Shareholder purchases, acquires the right to vote, or otherwise acquires beneficial ownership of after the execution and delivery of this Agreement and until the Termination Time shall be subject to the terms and conditions of this Agreement and shall constitute Subject Shares for all purposes of this Agreement.

(c)            In the event of a stock dividend or distribution, subdivision, reclassification, recapitalization, split (including a reverse stock split), combination, merger, amalgamation, issuer tender or exchange offer, exchange of shares or similar transaction, or other receipt of Parent Shares by the Shareholder, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares initially subject hereto, as well as any additional Parent Shares acquired or received by the Shareholder in connection with any such stock dividend or distribution, subdivision, reclassification, recapitalization, split (including a reverse stock split), combination, merger, amalgamation, issuer tender or exchange offer, exchange of shares or similar transaction and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction or otherwise acquired or received.

(d)            At all times prior to the Termination Time, in furtherance of this Agreement, the Shareholder hereby authorizes Parent or its counsel to notify Parent’s transfer agent that there is a stop-transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of the Subject Shares), subject to the provisions hereof and provided that any such stop-transfer order and notice is requested by Parent and will immediately be withdrawn and terminated by Parent, and shall be of no further force and effect, following the Termination Time.

Section 3.02      No Solicitation by the Shareholder. Prior to the Termination Time, the Shareholder shall, and shall cause its Representatives to, comply with the covenants set forth in Section 7.03(a) of the Combination Agreement (subject to any exceptions therein) applicable to Parent as if such covenants were applicable to the Shareholder. For the avoidance of doubt, nothing in this Section 3.02 shall restrict the Shareholder or any of its Affiliates from engaging, in coordination with Parent Board, in discussions or negotiations or otherwise taking action regarding a Takeover Proposal with any Person, solely and to the same extent to which Parent is permitted to engage (and is engaging) in such discussions, negotiations or otherwise with such Person in compliance with Section 7.03(b) of the Combination Agreement.

Section 3.03      Shareholder’s Capacity. All agreements and understandings made herein shall be made solely in the Shareholder’s capacity as the holder of the Subject Shares and not in any other capacity. The parties acknowledge and agree that (a) the Shareholder is a director and/or officer of Parent and agree that the Shareholder shall be free to act in his capacity as a director and/or officer of Parent in accordance with his fiduciary duties under Bermuda Law, including, if applicable, with respect to any vote cast or written consent given in the Shareholder’s capacity as a director of Parent on any matter, (b) nothing herein shall prohibit or restrict the Shareholder from taking any action in his capacity as a director and/or officer in facilitation of the exercise of the Shareholder’s fiduciary duties under Bermuda Law to the extent permitted by Section 7.03 of the Combination Agreement and (c) no action taken by the Shareholder acting solely in the Shareholder’s capacity as a director and/or officer of Parent, including, if applicable, any vote cast or written consent given in his capacity as a director of Parent on any matter, shall be deemed to be a breach by the Shareholder hereof.

Section 3.04      Waiver of Appraisal Rights. The Shareholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any and all rights to require appraisal of its Subject Shares pursuant to Bermuda Law or otherwise to dissent from the First Merger.

Section 3.05      Dissenters Rights. The Shareholder hereby agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the parties to the Combination Agreement or any of their respective successors (a) challenging the validity of, or seeking to enjoin the operation of, any provision hereof or (b) alleging breach of fiduciary duty of any Person in connection with the negotiation and entry into the Combination Agreement.

Section 3.06      Further Assurances. The Shareholder shall, from time to time, use its reasonable best efforts to perform or cause to be performed such further acts and to execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as are reasonably necessary to vest in the Company the power to carry out and give effect to the provisions of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to the Company as follows:

Section 4.01      Organization and Authority.

(a)            The Shareholder has capacity to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)            This Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.

Section 4.02      Ownership of Parent Shares. As of the date hereof, (a) the Shareholder’s signature page hereto sets forth the true, complete and correct number of Parent Shares owned by the Shareholder (including beneficial ownership) and (b) the Shareholder (i) is the owner of the Parent Shares set forth on the Shareholder’s signature page hereto and has the sole power to vote or cause to be voted such Parent Shares and (ii) does not own (directly or indirectly) any other Parent Securities or any other interest in Parent or any voting rights with respect to any Parent Securities, other than the Subject Shares. The Shareholder owns beneficially and of record all of the Parent Shares set forth on the Shareholder’s signature page hereto, free and clear of any proxy, voting restriction, voting trust or Liens, other than (x) those created by this Agreement or (y) restrictions on transfer under applicable securities Law.

Section 4.03      No Conflicts.

(a)            Neither the execution and delivery hereof by the Shareholder, nor the consummation by the Shareholder of the transactions contemplated hereby, nor performance of or compliance by the Shareholder with any of the terms or provisions hereof, will (i) violate any Law applicable to the Shareholder or by which any property or asset of the Shareholder is bound or affected, (ii) require any Consent or other action by any Person under, result in a breach or violate or constitute a default under any of the terms, conditions or provisions of any material Contract to which the Shareholder is bound or give rise to any right of purchase, termination, amendment, acceleration or cancelation under, result in the loss of any benefit to the Shareholder or accelerate the Shareholder’s obligations under any such material Contract, (iii) give rise to any right of first refusal, preemptive right, tag-along right, transfer right or other similar right of any other party to a Contract to which the Shareholder is bound or (iv) result in the creation of any Lien on any properties or assets of the Shareholder, except, in each case, as would not prevent, materially delay or impair the ability of the Shareholder to perform its obligations under this Agreement.

(b)            No Consent of, or filing, declaration or registration with, any Governmental Authority that has jurisdiction over the transactions contemplated hereby is required on the part of the Shareholder (i) in connection with the execution and delivery of this Agreement, (ii) the performance by the Shareholder of its obligations hereunder or (iii) the consummation of the transactions contemplated hereby, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not prevent, materially delay or impair the ability of the Shareholder to perform its obligations under this Agreement.

Section 4.04      Legal Proceedings. There is no (a) Action pending or, to the knowledge of the Shareholder, threatened in writing, against the Shareholder, (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon the Shareholder by or before any Governmental Authority or (c) Action challenging the validity or propriety of, or making illegal or otherwise interfering with, the transactions contemplated hereby, that, in each case, if adversely decided or resolved, in each case, would prevent, materially delay or impair the ability of the Shareholder to perform its obligations under this Agreement.

ARTICLE V

TERMINATION

Section 5.01      Termination. This Agreement shall automatically terminate with respect to the Shareholder, and neither the Company nor the Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (the “Termination Time”): (a) a written agreement between the Company and the Shareholder to terminate this Agreement; (b) the First Merger Effective Time; (c) the date of effectiveness of any waiver, modification or amendment to the terms of the Combination Agreement that reduces (or otherwise alters) the First Merger Consideration payable to such Shareholder pursuant to the Combination Agreement as in effect on the date hereof without the Shareholder’s vote or approval in such Shareholder’s capacity as a director of Parent; and (d) the termination of the Combination Agreement in accordance with its terms. The representations and warranties herein shall not survive the termination of this Agreement. The termination of this Agreement shall not prevent a party from seeking any remedies (at law or in equity) against the other party or relieve such party from liability for such party’s willful and material breach of any provision of this Agreement prior to such termination or for fraud. Notwithstanding anything to the contrary herein, the provisions of Article VI shall survive the termination hereof.

ARTICLE VI

MISCELLANEOUS

Section 6.01      Amendment or Supplement. At any time prior to the Termination Time, this Agreement may be amended or supplemented in any and all respects, only by written agreement of the parties.

Section 6.02      Extension of Time, Waiver, Etc. At any time prior to the Termination Time, (x) each party may, subject to applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) subject to the requirements of applicable Law, waive compliance by the party with any of the agreements contained herein and (y) the Company may, subject to applicable Law, waive any inaccuracies in the representations and warranties of the Shareholder. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 6.03      Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by either party without the prior written consent of the other party. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 6.03 shall be null and void.

Section 6.04      Counterparts. This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 6.05      Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties and their Affiliates, or any of them, with respect to the subject matter hereof and (b) is not intended to and shall not confer upon any Person other than the parties any rights or remedies hereunder. The representations, warranties, covenants and agreements in this Agreement are the product of negotiations between the parties and are for the sole benefit of the parties. Any inaccuracies in such representations or warranties or failure to perform or breach of such covenants or agreements are subject to waiver by the parties in accordance with Section 6.02 without notice or liability to any other Person. In some instances, the representations, warranties, covenants and agreements in this Agreement may represent an allocation among the parties of risk associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations, warranties, covenants and agreements in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 6.06      Governing Law; Jurisdiction.

(a)            This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent the provisions of the Laws of Bermuda are mandatorily applicable thereto.

(b)            Any Action arising out of or relating to this Agreement (except to the extent the Laws of Bermuda establish the exclusive jurisdiction of a Bermuda court) shall be heard and determined in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. The parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 6.06(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties. Each party agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 6.09 of this Agreement. The parties agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 6.07      Specific Enforcement. The parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties fail to take any action required of them hereunder to consummate this Agreement, subject to the terms and conditions of this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 6.06(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, the parties would not have entered into this Agreement. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.08      WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.08.

Section 6.09      Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed if such confirmation is requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Company, to it at:

Kestrel Group LLC
8333 Douglas Ave. Suite 1360
Dallas, TX 75225
Attention:	Elise Clarke
Email:	elise@kestrel.group

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:	Todd E. Freed
Patrick Lewis
Email:	todd.freed@skadden.com
patrick.lewis@skadden.com

If to a Shareholder, to it at the address set forth on the Shareholder’s signature page hereto;

or, in the case of both the Company and the Shareholder, such other address or email address as such party may hereafter specify by like notice to the other party. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 6.10      Severability. If any term, condition or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party or such party waives its rights under this Section 6.10 with respect thereto. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 6.11      Fees and Expenses. Whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with the transactions contemplated hereby and this Agreement shall be paid by the party incurring or required to incur such fees or expenses.

Section 6.12      Publication. The Shareholder authorizes Parent and the Company to publish and disclose publicly (including in any documents and schedules filed with any Governmental Authority and including disclosing a copy of this Agreement) the Shareholder’s identity and ownership of Parent Shares and the nature of its commitments, arrangements and understandings pursuant hereto, in each case, to the extent required under applicable Law, applicable stock exchange rules and regulations or in connection with any regulatory filings to be submitted in connection with the Transactions or the transactions contemplated by the AmTrust Transaction Agreements.

Section 6.13      No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between each Shareholder and the Company and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as a deed as of the date first above written.

KESTREL GROUP LLC

By:
Name:
Title:

[Signature Page – Voting and Support Agreement]

Name: [●]

[ADDRESS]

Email: [●]

Parent Shares: [●]

[Signature Page – Voting and Support Agreement]